Exhibit 99.1
NANOPHASE ANNOUNCES RECORD QUARTERLY REVENUE
•	Record 2Q and first half revenue

•	73% second quarter revenue growth year-over-year

•	Dollar gross margin increases 178% year-over-year

•	Company’s losses down 79% year-over-year
Romeoville, IL, July 26, 2007 — Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced the highest quarter revenues in the Company’s history for the second quarter of 2007. The second quarter of 2007 is the company’s tenth consecutive quarter of record year-over-year revenue.
“Nanophase achieved substantial second quarter and first half revenue growth year-over-year, while making progress with new market initiatives, securing new customers through our market partners, and ramping new products in production,” stated Joseph Cross, Nanophase’s president and CEO. “We believe our focused sales and manufacturing initiatives are allowing the company to gain solid traction in several markets.”
For the quarter ending June 30, 2007, total revenue increased to $4.13 million compared with $2.39 million for the second quarter of 2006, representing 73% revenue growth year-over-year. Gross margin for the second quarter 2007 increased to 37% of revenue, or $1.51 million, versus 23% of revenue in the second quarter of 2006, or $0.55 million, representing an improvement of 178% in gross margin dollar growth. Nanophase reported a second quarter 2007 net loss of $0.24 million, or $0.01 per share compared to a loss of $1.14 million, or $0.06 per share, in the second quarter of 2006, reducing the Company’s quarterly loss by 79% year-over-year.
“Nanophase’s ongoing initiatives for continuous improvement of our manufacturing processes, combined with generating increased sales and resultant volume, have driven up revenue and driven down cost,” explained Cross. “This has had a positive impact on our ability to grow margins.”
For the six months of 2007, revenue increased to $7.0 million, a six month revenue record for the Company, compared with $4.4 million in the first six months of 2006, representing growth of 60% year-over-year. Gross margin for the first half 2007 increased to $2.23 million, or 32% of revenue, compared to $0.89 million in the first half of 2006, or 20% of revenue, increasing 153% year-over-year in gross margin dollars. Nanophase reported a first half 2007 net loss of $1.5 million, or $0.08 per share, versus $2.7 million in the first half of 2006, or $0.15 per share, representing a reduction in loss of $1.2 million, or 45%.
Cross noted: “Revenue growth has been primarily driven by increasing sales in architectural coatings, both interior and exterior, and industrial coatings in the U.S. and Europe. Comparing the first half of 2007 to the same period in 2006 for our primary markets, sales to industrial coatings increased over 1000%, while revenue for architectural coatings increased more than 300%. We continue to believe that the adoption rate for nanomaterials is increasing and remain positive on long-term revenue growth. With the completion and closing of our shelf registration, and the accompanying proceeds, Nanophase has over $17 million in cash to fund the resources to manage growth, both equipment and facilities, and meet customer demand.”
Nanophase noted that the Company ramped-up manufacturing and delivered six new commercial nanomaterial dispersion products during the first half 2007 while achieving 98.1% Customer Service levels with zero customer returns. Based on third party audits, Nanophase was also recertified to ISO9001-2000, the International Quality Management System standard, and ISO 14001, the International Environmental Management Standard.

Nanophase has scheduled its quarterly conference call for July 26 at 4:00 PM CDT, 5:00 PM EDT, which will be hosted by Joseph Cross, president and CEO, and Jess Jankowski, CFO. The call may be accessed through the Company’s website, www.nanophase.com, and clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through August 2, 2007 by dialing 706-645-9291 and entering code 10459687, or by logging onto the Company’s website and following the above directions.
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 49 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.
Based on the financial data accompanying this release, results are stated in approximate terms with earnings per share fully diluted. This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10K filed March 14, 2007, and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION
BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$982,685	$132,387
Investments	5,608,520	8,434,793
Trade accounts receivable, less allowance for doubtful accounts of $13,000 and $22,000 on June 30, 2007 and December 31, 2006, respectively	2,504,645	1,459,391
Inventories, net	1,365,898	923,223
Prepaid expenses and other current assets	541,289	534,407

Total current assets	11,003,037	11,484,201
Equipment and leasehold improvements, net	7,389,405	7,608,326
Other assets, net	744,064	651,218

	$19,136,506	$19,743,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred other revenue	127,273	127,273
Current portion of capital lease obligations	41,212	32,972
Accounts payable	1,003,554	478,694
Accrued expenses	1,426,502	1,643,585

Total current liabilities	2,598,541	2,282,524

Long-term debt, less current maturities and unamortized debt discount	1,446,151	1,383,707
Long-term portion of capital lease obligations	53,471	50,552
Deferred other revenue, less current portion	137,879	201,515

	1,637,501	1,635,774

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 30,000,000 shares authorized; 19,080,495 and 18,995,581 shares issued and outstanding on June 30, 2007 and December 31, 2006, respectively	190,805	189,956
Additional paid-in capital	78,920,583	78,380,962
Accumulated deficit	(64,210,924)	(62,745,471)

Total stockholders’ equity	14,900,464	15,825,447

	$19,136,506	$19,743,745

NANOPHASE TECHNOLOGIES CORPORATION
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
Product revenue, net	$4,015,275	$2,298,315	$6,809,416	$4,216,362
Other revenue	110,233	92,587	222,529	180,109

Total revenue	4,125,508	2,390,902	7,031,945	4,396,471

Operating expense:
Cost of revenue	2,611,249	1,846,678	4,804,524	3,514,429

Gross Profit	1,514,259	544,224	2,227,421	882,042

Research and development expense	450,005	487,133	974,169	1,034,279
Selling, general and administrative expense	1,360,957	1,241,403	2,771,217	2,628,857

Loss from operations	(296,703)	(1,184,312)	(1,517,965)	(2,781,094)
Interest income	89,202	74,769	188,829	157,482
Interest expense	(34,173)	(30,391)	(67,220)	(61,615)
Other, net	248	943	(69,097)	2,983

Loss before provision for income taxes	(241,426)	(1,138,991)	(1,465,453)	(2,682,244)
Provision for income taxes	—	—	—	—

Net loss	$(241,426)	$(1,138,991)	$(1,465,453)	$(2,682,244)

Net loss per share- basic and diluted	$(0.01)	$(0.06)	$(0.08)	$(0.15)

Weighted average number of common shares outstanding	19,070,236	18,009,155	19,038,217	18,001,238

NANOPHASE TECHNOLOGIES CORPORATION
STATEMENTS OF OPERATIONS — EXPANDED SCHEDULE
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
Product revenue, net	$4,015,275	$2,298,315	$6,809,416	$4,216,362
Other revenue	110,233	92,587	222,529	180,109

Total revenue	4,125,508	2,390,902	7,031,945	4,396,471

Operating expense:
Cost of revenue detail:
Depreciation	278,052	227,732	558,133	457,310
Non-Cash equity compensation	13,488	6,028	27,889	15,266
Other costs of revenue	2,319,709	1,612,918	4,218,502	3,041,853

Cost of revenue	2,611,249	1,846,678	4,804,524	3,514,429

Gross profit	1,514,259	544,224	2,227,421	882,042

Research and development expense detail:
Depreciation	58,612	60,308	113,974	122,461
Non-Cash equity compensation	16,736	24,765	61,966	66,018
Other research and development expense	374,657	402,060	798,229	845,800

Research and development expense	450,005	487,133	974,169	1,034,279

Selling, general and administrative expense detail:
Depreciation and amortization	19,727	17,487	38,824	33,480
Non-Cash equity compensation	79,218	99,624	225,923	244,362
Other selling, general and administrative expense	1,262,012	1,124,292	2,506,470	2,351,015

Selling, general and administrative expense	1,360,957	1,241,403	2,771,217	2,628,857

Loss from operations	(296,703)	(1,184,312)	(1,517,965)	(2,781,094)
Interest income	89,202	74,769	188,829	157,482
Interest expense	(34,173)	(30,391)	(67,220)	(61,615)
Other, net	248	943	(69,097)	2,983

Loss before provision for income taxes	(241,426)	(1,138,991)	(1,465,453)	(2,682,244)
Provision for income taxes	—	—	—	—

Net loss	$(241,426)	$(1,138,991)	$(1,465,453)	$(2,682,244)